UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MEDALIST DIVERSIFIED REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 S. 12th Street, Suite 401

Richmond, Virginia 23219

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (804) 344-4435

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.0% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share ($25.00 liquidation preference per share)	The Nasdaq Capital Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):

File No.

333-235442

Securities registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 8.0% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, to be registered hereunder is contained in the section entitled “Description of Capital Stock—Series A Preferred Stock” in the Registrant’s prospectus dated February 13, 2020, as filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation of Medalist Diversified REIT, Inc. (filed with the SEC as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11, filed on October 5, 2018 and incorporated by reference herein).

3.2*	Articles Supplementary to the Articles of Incorporation of Medalist Diversified REIT, Inc. designating the shares of 8.0% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share.

3.3	Bylaws of Medalist Diversified REIT, Inc. (filed with the SEC as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11, filed on October 5, 2018 and incorporated by reference herein).

4.1*	Form of specimen certificate representing the shares of 8.0% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Date: February 13, 2020	By:	/s/ Thomas E. Messier
Name: Thomas E. Messier
Title: Chief Executive Officer